British American Tobacco p.l.c. Form 20-F 2025

Exhibit 8

The subsidiary undertakings that are held directly by British American Tobacco p.l.c. (the ultimate Parent Company) are indicated thus *; all others are held by sub-holding companies.
Unless otherwise stated, the equity shares held are in the form of ordinary shares or common stock, except for those indicated thus #, which include preference shares. The effective percentage of equity shares held in subsidiary undertakings is 100% unless otherwise stated. Further, where the effective percentage of equity shares held by the sub-holding company is different from that held by British American Tobacco p.l.c., the percentage of equity shares held by British American Tobacco p.l.c. is indicated thus ^ and is shown after the percentage interest held by the sub-holding company.

Subsidiary Undertaking By Jurisdiction of Incorporation
Albania
British American Tobacco – Albania SH.P.K.
Algeria
British American Tobacco (Algérie) S.P.A. (51%)[4]
Angola
British American Tobacco – B.A.T. Angola, Limitada (99.80%)(99.93%)^
Sociedade Industrial Tabacos Angola LDA (71.60%)
Sociedade Unificada Tabacos Angola LDA (62.67%)
Argentina
BAT Operaciones S.A.U.
British American Tobacco Argentina S.A.I.C.y F. (99.43%)
Australia
BAT Australasia Ltd
BAT Australia Ltd
BAT Australia Overseas Pty Ltd
BAT Australia Services Ltd
BAT South Pty Ltd
Rothmans Asia Pacific Limited#
The Benson & Hedges Company Pty. Limited
W.D. & H.O. Wills Holdings Limited
Austria
British American Tobacco (Austria) GmbH
Bahrain
British American Tobacco Middle East W.L.L.
Bangladesh
British American Tobacco Bangladesh Company Limited (72.91%)
Barbados
Southward Insurance Ltd.
Belgium
British American Tobacco Belgium N.V.
Benin, Republic of
British American Tobacco Benin SA (In Liquidation)
Bolivia
BAT Bolivia S.R.L.
Bosnia and Herzegovina
IPRESS d.o.o.
TDR d.o.o. Sarajevo
iNovine BH d.o.o.
Botswana
British American Tobacco Botswana (Pty) Limited
Brazil
Souza Cruz LTDA
Instituto Souza Cruz[9]
Yolanda Participacoes S.A.
Bulgaria
British American Tobacco Trading EOOD
Cambodia
British American Tobacco (Cambodia) Limited (71%)
Cameroon
British American Tobacco Cameroun S.A. (99.92%)

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Canada
Imera Canada Inc.
Imperial Tobacco Canada Limited
Imperial Tobacco Company Limited
Allan Ramsay and Company Limited
Cameo Inc.
Genstar Corporation# 2
Imperial Brands Limited
Imperial Tobacco Products Limited
Imperial Tobacco Services Inc.
John Player & Sons Limited
Liggett & Myers Tobacco Company of Canada Limited (70%) (50%)^[3]
Marlboro Canada Limited
Medaillon Inc.
2004969 Ontario Inc.
Cayman Islands
Trident Trust Company (Cayman) Ltd., One Capital Place, PO Box 847, Grand Cayman KY1-1103, Cayman Islands
R.J. Reynolds Tobacco (CI), Co.
Chile
British American Tobacco Chile Operaciones S.A. (99.51%)
BAT Chile S.A.
China, People's Republic
Nicoventures Technical (Shenzhen) Co., Ltd.
British American (Shanghai) Enterprise Development Co., Ltd
British American Nico Business Consulting (Shanghai) Co., Ltd
British American Consulting (Beijing) Co., Ltd[7]
Colombia
British American Tobacco Colombia S.A.S.
Congo, Democratic Republic of
British American Tobacco Congo SARL (In Liquidation)
British American Tobacco Import SARL
British American Tobacco Services Congo SARL
Costa Rica
BASS Americas S.A.
BATCCA Park Inversiones Inmobiliaria, S.A.
BATCCA Servicios S.A.
Croatia
BAT HRVATSKA d.o.o. u likvidaciji (In Liquidation)
INOVINE d.d. (93.42%)
TDR d.o.o.
HRVATSKI DUHANI d.d.
Cuba, Republic of
Brascuba Cigarrillos S.A. (50%)
Cyprus
B.A.T (Cyprus) Limited
Rothmans (Middle East) Limited
Czech Republic
British American Tobacco (Czech Republic), s.r.o.
Denmark
British American Tobacco Denmark A/S (House of Prince A/S)
Precis (1789) Denmark A/S
Djibouti
British American Tobacco Djibouti SARL
Egypt
BETCO for General Services and Marketing LLC
BETCO for Trade and Distribution LLC
British American Tobacco Egypt LLC
British American Tobacco North Africa LLC (In Liquidation)

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Eritrea
British American Tobacco (Eritrea) Share Company#
Estonia
British American Tobacco Estonia AS
Eswatini
British American Tobacco Swaziland (Pty) Limited
Fiji
Central Manufacturing Company Pte Limited
Rothmans of Pall Mall (Fiji) Pte Limited
Finland
British American Tobacco Finland Oy
France
Carreras France SAS
British American Tobacco France SAS
Germany
BATIG Gesellschaft fur Beteiligungen m.b.H.
British American Tobacco (Germany) GmbH
British American Tobacco (Industrie) GmbH
Quantus Beteiligungs-und Beratungsgesellschaft mbH i.L (In Liquidation)
Ghana
British American Tobacco Ghana Limited (97.09%)
Greece
British American Tobacco Hellas S.A.
Guernsey
Belaire Insurance Company Limited
Guyana
Demerara Tobacco Company Limited (70.25%)
Honduras
Tabacalera Hondureña S.A. (83.64%)
Hong Kong
British American Tobacco China Investments Limited
Reynolds Asia-Pacific Limited
BAT Global Travel Retail Limited
Nicoventures Business Consulting (Hong Kong) Co., Ltd.
British American Tobacco Asia-Pacific Region Limited
British-American Tobacco Company (Hong Kong) Limited
Hungary
BAT Pécsi Dohánygyár Korlátolt Felelosségu Társaság
Indonesia
PT Bentoel Internasional Investama (99.96%)
PT Bentoel Prima (99.99%)(99.96%)^
PT Bentoel Distribusi Utama (100%) (99.96%)^
Iraq
B.A.T. Iraqia Company for Tobacco Trading Limited
Ireland
Carroll Group Distributors Limited
P.J. Carroll & Company Limited
Rothmans of Pall Mall (Ireland) Limited#5
Isle of Man
Abbey Investment Company Limited
The Raleigh Investment Company Limited
Tobacco Manufacturers (India) Limited
Italy
BAT Trieste S.p.A.
British American Tobacco Italia S.p.A.

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Ivory Coast
British American Tobacco RCI SARL (In Liquidation)
Jamaica
Sans Souci Development Limited (100%) (50.40%) (In Liquidation)^10
Sans Souci Limited (100%) (50.40%) (In Liquidation)^10
Carreras Limited (50.40%)
Japan
British American Tobacco Japan, Ltd.[8]
Jersey
Pathway 5 (Jersey) Limited
Jordan
British American Tobacco Jordan Private Shareholding Company PSC Limited
Kazakhstan, Republic of
British American Tobacco Kazakhstan Trading LLP[1]
Kenya
BAT Kenya Tobacco Company Limited (100%) (60%)^
British American Tobacco Area Limited
British American Tobacco Kenya plc (60%)
Korea, Republic of
British American Tobacco Korea Manufacturing Limited
British American Tobacco Korea Limited
Kosovo, Republic of
British American Tobacco Kosovo SH.P.K.
Kuwait
BAT Kuwait for Wholesale and Retail Trading Company (S.P.C)
Latvia
British American Tobacco Latvia SIA
Lesotho
British American Tobacco Lesotho (Pty) Ltd
Lithuania
UAB British American Tobacco Lietuva
Luxembourg
British American Tobacco Brands (Switzerland) Limited
Malawi
British American Tobacco (Malawi) Limited
Malaysia
British American Tobacco GSD (Kuala Lumpur) Sdn Bhd
BAT Aspac Service Centre Sdn Bhd
British American Tobacco (Malaysia) Berhad (50%)
British American Tobacco Malaysia Foundation[9]
Commercial Marketers and Distributors Sdn. Bhd. (100%) (50%)^
Tobacco Importers and Manufacturers Sdn. Bhd. (100%)(50%)^
Mali
British American Tobacco (Mali) Sarl
Malta
British American Tobacco (Malta) Limited
Central Cigarette Company Limited
Rothmans of Pall Mall (Malta) Limited
Mexico
British American Tobacco Mexico Comercial, S.A. de C.V.
British American Tobacco Mexico, S.A. de C.V.
Cigarrera La Moderna, S.A. de C.V.
Procesadora de Tabacos de Mexico, S.A. de C.V. (93%)
British American Tobacco Servicios S.A. de C.V.
Mozambique
British American Tobacco Mozambique Limitada

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Namibia
British American Tobacco Namibia (Pty) Limited
Netherlands
Aruba Properties B.V. (In Liquidation)
B.A.T. Nederland B.V.
B.A.T. Netherlands Finance B.V.
British American Tobacco European Operations Centre B.V.
British American Tobacco Exports B.V.
British American Tobacco Holdings (Australia) B.V.
British American Tobacco Holdings (Malaysia) B.V.
British American Tobacco Holdings (South Africa) B.V.
British American Tobacco Holdings (The Netherlands) B.V.
British American Tobacco Holdings (Venezuela) B.V.
British American Tobacco Holdings (Vietnam) B.V.
British American Tobacco International (Holdings) B.V.
Molensteegh Invest B.V.
Precis (1790) B.V.
Rothmans Far East B.V.
Rothmans International Holdings B.V.
Rothmans Tobacco Investments B.V.
Rothmans UK Holdings B.V.
New Zealand
BAT (New Zealand) Limited
BAT Holdings (New Zealand) Limited
New Zealand (UK Finance) Limited#
Nigeria
British American Tobacco (Nigeria) Limited
British American Tobacco Marketing Nigeria Limited
British American Tobacco Nigeria Foundation[9]
North Macedonia, Republic of
TDR SKOPJE DOOEL Skopje
Norway
British American Tobacco Norway AS
Pakistan
Pakistan Tobacco Company Limited (94.65%)
Phoenix (Private) Limited (97%) (91.81%)^
Panama
British American Tobacco Central America S.A. (87.65%)
British American Tobacco Panama S.A.
Tabacalera Istmeña S.A.
BAT Caribbean, S.A.
Papua New Guinea
British American Tobacco (PNG) Limited
Rothmans of Pall Mall (P.N.G.) Limited (In Liquidation)
Paraguay
British American Tobacco Productora de Cigarrillos S.A.
Peru
British American Tobacco del Peru Holdings S.A. (98.55%)[6]
British American Tobacco del Peru, S.A.C.
Poland
CHIC Sp. z o.o
ESMOKING LIQUIDS SP. Z O.O
British American Tobacco Polska Trading sp. zo.o.
BAT DBS Poland sp. zo.o.
Rubiez 46, 61-612, Poznan, Poland
eSMOKING INSTITUTE sp. z o.o.
Nicoventures Poland sp. z o.o. (In Liquidation)
British-American Tobacco Polska S.A.

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Portugal
COTAPO Empreendimentos Commerciais e Industriais S.A.
Sociedade Unificada de Tabacos Limitada (76.40%) (In Liquidation)
Qatar
BAT Gulf for Trading LLC
British American Tobacco Q LLC
Réunion
B.A.T. La Réunion SAS
Romania
British American Shared Services (Europe) S.R.L.
British American GBS Recruitment S.R.L.
British American Tobacco (Romania) Trading SRL
British-American Tobacco Romania Investment S.R.L.
Rwanda
British American Tobacco Rwanda Limited
Saint Lucia
Carisma Marketing Services Ltd
Rothmans Holdings (Caricom) Limited
Samoa
British American Tobacco Company (Samoa) Limited
Saudi Arabia, Kingdom of
BAT Arabia for Trading
BAT Saudia for Trading
Regional HQ of British American Tobacco Middle East - Single Person Company
Serbia
British American Tobacco Vranje a.d. Vranje
Singapore
British American Tobacco Sales & Marketing Singapore Pte. Ltd.
British-American Tobacco Marketing (Singapore) Private Limited
British-American Tobacco (Singapore) Private Limited
Solomon Islands
Solomon Islands Tobacco Company Limited
South Africa
American Cigarette Company (Overseas) (Pty) Ltd
Benson and Hedges (Pty) Ltd (In Liquidation)
British American Tobacco Holdings South Africa (Pty) Ltd#
British American Tobacco Properties South Africa (Pty) Ltd.
British American Tobacco Services South Africa (Pty) Ltd
British American Tobacco South Africa (Pty) Ltd
British American Tobacco Sub-Saharan Africa (Pty) Ltd
Tobacco Research and Development Institute (Pty) Ltd
Twisp (Pty) Ltd
Spain
British American Tobacco España, S.A.
Sri Lanka
Ceylon Tobacco Company Plc (84.13%)
Sudan
Blue Nile Cigarette Company Limited
Sweden
Niconovum AB
Fiedler & Lundgren AB
British American Tobacco Sweden AB
Switzerland
American-Cigarette Company (Overseas) Limited
BAT Switzerland Vending SA
Rothmans of Pall Mall Limited
British American Tobacco Switzerland S.A.
Nicoventures Communications (Switzerland) SA

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Tanzania, the United Republic of
BAT Distribution Tanzania Limited
International Cigarette Distributors Limited (99%) (In Liquidation)
British American Tobacco (Tanzania) Limited (In Liquidation)
Zanzibar Distribution Company Limited (99%) (In Liquidation)
Trinidad and Tobago
The West Indian Tobacco Company Limited (50.13%)
Türkiye
British American Tobacco Tütün Mamulleri Sanayi ve Ticaret Anonim Sirketi
Uganda
Plot 16, Mackinnon road, Nakasero. Kampala Uganda, Kampala, 7100, Uganda
British American Tobacco Uganda Limited (90%)
Ukraine
LLC “British American Tobacco Sales and Marketing Ukraine”[1]
PJSC “A/T B.A.T. – Prilucky Tobacco Company”
United Arab Emirates
BAT Gen AI Lab Limited
BAT Middle East For Trading L.L.C.
British American Tobacco GCC DMCC
British American Tobacco ME DMCC
British American Tobacco International DMCC
United Kingdom
Murray, Sons & Company, Limited
Ryesekks P.L.C. (50%) (In Liquidation)
John Sinclair Limited (In Liquidation)
10 Motives Limited
British American Tobacco UK Limited
Nicoventures Retail (UK) Limited
Allen & Ginter (UK) Limited
B.A.T (U.K. and Export) Limited
B.A.T Cambodia (Investments) Limited
B.A.T Services Limited
B.A.T Uzbekistan (Investments) Limited
B.A.T Vietnam Limited
B.A.T. China Limited
BAT Finance COP Limited
BATIF Dollar Limited
BATUS Limited
Big Ben Tobacco Company Limited (In Liquidation)
British American Shared Services (GSD) Limited
British American Shared Services Limited
British American Tobacco (AIT) Limited
British American Tobacco (GLP) Limited
British American Tobacco (Investments) Limited
British American Tobacco (Philippines) Limited
British American Tobacco (South America) Limited
British American Tobacco China Holdings Limited
British American Tobacco Exports Limited
British American Tobacco Georgia Limited
British American Tobacco Global Travel Retail Limited
British American Tobacco International Holdings (UK) Limited
British American Tobacco Investments (Central & Eastern Europe) Limited
British American Tobacco Korea (Investments) Limited
British American Tobacco Peru Holdings Limited
British American Tobacco UK Pension Fund Trustee Limited[10]
British-American Tobacco (Mauritius) p.l.c.
Carreras Rothmans Limited#
Chelwood Trading & Investment Company Limited

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Myddleton Investment Company Limited
Nicovations Limited
Nicoventures Holdings Limited
Nicoventures Trading Limited
Pathion International Limited[11]
Powhattan Limited
Ridirectors Limited
Rothmans Exports Limited
Rothmans International Limited
Rothmans International Tobacco (UK) Limited
Ryservs (1995) Limited
Ryservs (No.3) Limited
The Water Street Collective Limited
Tobacco Exporters International Limited
Tobacco Marketing Consultants Limited
Venezuela Property Company Limited
Westanley Trading & Investment Company Limited
Westminster Tobacco Company Limited
Amalgamated Tobacco Company Limited (In Liquidation)
American Cigarette Company (Overseas) Limited
Ardath Tobacco Company Limited
B.A.T Additional Retirement Benefit Scheme Trustee Limited
B.A.T Industries p.l.c.
B.A.T. International Finance p.l.c.*
B.A.T. Operating Finance Limited
BAT Finance Australia Ltd
BAT Finance Brazil Ltd
BAT Finance Chile Ltd
BAT Finance South Africa Ltd
BATLaw Limited
BATMark Limited*
BATS Limited
Benson & Hedges (Overseas) Limited
British American Global Shared Services Limited
British American Tobacco (1998) Limited*
British American Tobacco (2009 PCA) Limited
British American Tobacco (2009) Limited#
British American Tobacco (2012) Limited
British American Tobacco (Brands) Limited
British American Tobacco (Corby) Limited
British American Tobacco (NGP) Limited
British American Tobacco Healthcare Trustee Limited
British American Tobacco Taiwan Logistics Limited
British-American Tobacco (Holdings) Limited
Brown & Williamson Tobacco Corporation (Export) Limited
Btomorrow Ventures Limited
Carreras Limited
Courtleigh of London Limited (In Liquidation)
Dunhill Tobacco of London Limited
Louisville Securities Limited
Moorgate Tobacco Co. Limited
Peter Jackson (Overseas) Limited
Precis (1789) Limited
Precis (1814) Limited#
Rothmans International Enterprises Limited
Rothmans of Pall Mall Limited
Senior Service (Overseas) Limited
The London Tobacco Company Limited

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Weston (2009) Limited
Weston Investment Company Limited#
United States
B.A.T Capital Corporation
BATUS Holdings Inc.
BATUS Japan, Inc.
BATUS Retail Services, Inc.
British American Tobacco (Brands), Inc.
Brown & Williamson Holdings, Inc.
BT DE Investments Inc.[12]
BTI 2014 LLC[1]
BTomorrow Services Inc.
Imasco Holdings Group, Inc.
Imasco Holdings, Inc.
ITL (USA) Limited
Louisville Corporate Services, Inc.
Nicoventures U.S. Limited
Beni Oral Nicotine LLC[1]
The Water Street Collective LLC[1]
Conwood Holdings, Inc.
EXP Homes, LLC[1]
Lorillard Licensing Company LLC[1]
Lorillard, LLC[1]
Modoral Brands Inc.
Northern Brands International, Inc.
R. J. Reynolds Global Products, Inc.
R. J. Reynolds Tobacco Company
R. J. Reynolds Tobacco International, Inc.
R. J. Reynolds Vapor Company
R.J. Reynolds Tobacco Co.
R.J. Reynolds Tobacco Holdings, Inc.
RAI Innovations Company
RAI International, Inc.
RAI Services Company
RAI Strategic Holdings, Inc.
Reynolds American Inc.#
Reynolds Brands Inc.
Reynolds Marketing Services Company
Reynolds Technologies, Inc.
RJR Realty Relocation Services, Inc.
RJR Vapor Co., LLC[1]
Rosswil LLC[1]
S.F. Imports, Inc.
Santa Fe Natural Tobacco Company, Inc.
Spot You More, Inc.
Vuse Stores LLC[1]
American Snuff Company, LLC[1]
Genstar Pacific Corporation
Reynolds Finance Company
Uruguay
Kellian S.A.
Uzbekistan
JSC JV “UZBAT A.O.” (99.99%)
Venezuela
Proyectos de Inversion BAT 1902 C.A.
Agrobigott, C.A.
Compania Anonima Cigarrera Bigott Sucesores
Distribuidora Bigott, C.A.

British American Tobacco p.l.c. Form 20-F 2025

Subsidiary Undertaking By Jurisdiction of Incorporation
Fundacion Bigott[9]
Agrega de Venezuela, Agreven, C.A. (50%) (In Liquidation)
Vietnam
British American Tobacco – Vinataba (JV) (70%)
East Asia Area Services Company Limited[7]
VINA-BAT Joint Venture Company Limited (49%)
Zambia
British American Tobacco (Zambia) plc (75.10%)
Zimbabwe
American-Cigarette Company (Overseas) (Private) Ltd
British American Tobacco Zimbabwe (Holdings) Limited (43.13%)
Rothmans Limited (In Liquidation)

In addition to the Group’s subsidiaries, the Group also has share interests in a number of associates, joint ventures and other minority shareholdings. Among the Group’s minority shareholdings is a 31% equity interest in Kamaran Industry & Investment Company (“Kamaran”), a Yemen-based company that was sanctioned in the United States under Executive Order 13224 on 11 September 2025. The Group sold cut rag tobacco and cigarette wrapping materials to Kamaran until 2022, when the Group decided to cease business activities in Yemen as first reported in the Group’s Annual Report and Form 20-F for the year ended 31 December 2022.

In 2023, the Group relinquished its rights and responsibilities as a minority shareholder of Kamaran by refraining from participating in the management of the company, removing its board representatives and declining to accept any dividend payments. Since that time, the Group has not had any gross revenues or net profits related to its minority shareholding in Kamaran.

Despite the Group’s cessation of business activities in Yemen, the Group has been unable to sell or dispose of its shares in Kamaran due to legal restrictions. The Group’s continued ownership of a 31% minority shareholding in Kamaran following the designation of Kamaran does not violate U.S. law.

The Group has no plans to resume its rights and responsibilities as a minority shareholder of Kamaran or to restart sales to Kamaran.

Notes:

1.Ownership held in Membership Interest.
2.Ownership held in the class of Series F and 2nd Preferred Shares.
3.Ownership held in the class of A Shares (50%) and class of B Shares (100%).
4.Ownership held in class of A Shares and B Shares.
5.Ownership held solely in class of Preference Shares.
6.Ownership held in class of Ordinary and Investment Shares.
7.Ownership held in Registered Capital.
8.Ownership held in Equity Units.
9.Entity type: Foundation, Non-Profit or Limited by Guarantee.
10. 31 March year-end.
11. 31 July year-end.
12.Ownership held as Convertible Debenture.